Exhibit 24.1
HORMEL FOODS CORPORATION
POWER OF ATTORNEY
The undersigned director and/or officer of Hormel Foods Corporation, a Delaware corporation (the “Company”), does hereby make, constitute and appoint Jeffrey M. Ettinger and Paul R. Kuehneman, and each or any one of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, and all documents relating thereto, in each case, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of debt securities of said Company, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Interim Chief Executive Officer and Director	December 4, 2025
Jeffrey M. Ettinger	(Principal Executive Officer)

/s/ Scott Aakre	Director	December 4, 2025
Scott Aakre

/s/ Gary C. Bhojwani	Director	December 4, 2025
Gary C. Bhojwani

/s/ John Ghingo	Director	December 4, 2025
John Ghingo

/s/ Stephen M. Lacy	Director	December 4, 2025
Stephen M. Lacy

/s/ Elsa A. Murano	Director	December 4, 2025
Elsa A. Murano

/s/ William A. Newlands	Director	December 4, 2025
William A. Newlands

/s/ Christopher J. Policinski	Director	December 4, 2025
Christopher J. Policinski

/s/ Debbra L. Schoneman	Director	December 4, 2025
Debbra L. Schoneman

/s/ Sally J. Smith	Director	December 4, 2025
Sally J. Smith

/s/ Steven A. White	Director	December 4, 2025
Steven A. White

/s/ Michael P. Zechmeister	Director	December 4, 2025
Michael P. Zechmeister